EXHIBIT 5.1

                            JIN, SCHAUER & SAAD LLC
                      600 17th Street, Suite 2700 South
                           Denver, Colorado  80202
             Telephone:  (720) 889-2211  Facsimile: (720) 889-2222


                              December 23, 2010


Zen Raku Enterprises, Inc.
77 Lipan Street
Denver, Colorado  80223

     Re:  S-1 Registration Statement for common stock of Zen Raku
          Enterprises, Inc. (the "Company")

Gentlemen:

     At your request, we have examined the Registration Statement which is being filed with the Securities and Exchange Commission ("SEC"), on Form S-1 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 400,000 shares of Zen Raku
Enterprises, Inc., a Colorado corporation.

     In rendering the following opinion, we have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and not others:

     a)  Certificates of Incorporation of the Company, as amended to date;

     b)  Bylaws of the Company, as amended to date; and

     c) Certified Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the stock.

     We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

     Based on the foregoing, it is our opinion that the 400,000 shares being offered for sale will be duly and validly authorized, duly and validly issued, fully paid and non-assessable under Colorado laws.

     We consent to the filing of this opinion as an exhibit to the Registration Statement in connection with the offering described therein. We further consent to the reference to us under the caption "Experts and Legal Counsel" in the prospectus included in the Registration Statement.

     This opinion is limited to Colorado law, including all applicable provisions of the Constitution of the State of Colorado, statutory provisions of the State of Colorado and reported judicial decisions of the courts of the State of Colorado interpreting those laws. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

                                  Sincerely,

                                  JIN, SCHAUER & SAAD LLC


                                  By /s/ Jon D. Sawyer
                                     Jon D. Sawyer